Exhibit 99.1 - Press Release


AVIS GROUP HOLDINGS, INC. ANNOUNCES EARNINGS; FOURTH QUARTER EPS UP 60%; FULL YEAR UP 22%

CENDANT ACQUISITION EXPECTED TO CLOSE MARCH 1, 2001

GARDEN CITY,  N.Y., Jan. 30  /PRNewswire/  -- Avis Group  Holdings,  Inc. (NYSE:
AVI-news) today reported results for the fourth quarter and full year 2000 and stated that it expects the Cendant acquisition to close March 1, 2001. Avis Group's consolidated net income and diluted earnings per share for the three months ended December 31, 2000 were $15.3 million and 32 cents, respectively, compared to $10.7 million and 20 cents, respectively, for the same period in 1999. The fourth quarter 2000 diluted earnings per share represents a 60% increase over the same period in 1999.

Avis Group's consolidated net income and diluted earnings per share for the year ended December 31, 2000 were $120.7 million and $3.19, respectively, compared to $92.6 million and $2.61, respectively, for the same period in 1999. Revenue for the year was $4.2 billion.

On November 13, 2000 Cendant Corporation (NYSE: CD-news) and Avis Group announced that they had entered into a definitive agreement for Cendant to acquire all of the outstanding shares of Avis Group that are not currently owned by Cendant at a price of $33.00 per share in cash. The transaction is conditioned upon, among other things, customary regulatory approvals and the approval by both the holders of a majority of all outstanding shares of common stock as of the record date and a majority of the votes cast at the special meeting by stockholders other than Cendant and its subsidiaries.

Avis Group announced that the waiting period under the Hart-Scott-Rodino Act was terminated and that it had mailed a definitive proxy to its shareholders on January 29, 2001. Avis Group has scheduled a shareholder meeting for February 28, 2001. Upon completion of the transaction, which is expected to close March 1, 2001, Avis Group will become a subsidiary of Cendant.

Avis Group Holdings, Inc. is one of the world's leading service and information providers for comprehensive automotive transportation and vehicle management solutions. The Company operates Avis Rent A Car, the world's second largest general-use car rental business, with locations in the United States, Canada, Australia, New Zealand and the Latin American Caribbean Region; PHH Arval, the second largest fleet management and leasing company in North America; and Wright Express, the world's largest fleet card provider.

Avis Group's shareholders should carefully review Avis Group's proxy statement with respect to the proposed acquisition by Cendant Corporation, which has been filed with the Securities and Exchange Commission, before making any decision concerning the acquisition. The proxy statement contains important information. Avis Group shareholders can obtain a copy of the proxy statement for free from Morrow & Co., Inc., the proxy solicitor, by calling 1-800-654-2468. Copies may also be obtained at no cost from the website of the Securities and Exchange Commission at http://www.sec.gov. Read the proxy statement carefully before making a decision concerning the acquisition.

For additional information and news, please log onto the Avis Web Site (http://www.avis.com) or call Company News on Call (1-800-758-5804, access code #078975).

                            AVIS GROUP HOLDINGS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (In thousands, except share and per share amounts)

                                                      (Unaudited)
                                            THREE MONTHS ENDED DECEMBER 31,
                                             2000 (4)                 1999 (3)
    Revenue:
       Vehicle rental                       $624,309                 $586,817
       Vehicle management services:
              Vehicle leasing                337,518                  346,871
              Other fee based revenue         42,081                   71,847
                                           1,003,908                1,005,535
    Costs and expenses:
       Direct operating, net                 250,245                  232,428
       Vehicle depreciation and lease
        charges, net                         421,227                  413,578
       Interest                              118,713                  106,504
       Selling, general and
        administrative                       155,186                  173,756
                                             945,371                  926,266

    EBITDA (5)                                58,537                   79,269

    Interest - acquisition debt               13,000                   36,416
    Amortization of cost in excess of net
     assets acquired                           8,289                   11,854
    Non-vehicle depreciation and
     amortization                              9,947                   11,230
    Income before provision for income
     taxes                                    27,301                   19,769
    Provision for income taxes                12,040                    9,027
    Net income                                15,261                   10,742
    Preferred stock dividends                  4,786                    4,555
    Earnings applicable to common
     stockholders                            $10,475                   $6,187

    Earnings Per Share:
         Basic                                 $0.34                    $0.20
         Diluted (1)                           $0.32                    $0.20

    Cash earnings per share (2)                $0.56                    $0.56


    Weighted average shares outstanding:
         Basic                            31,216,290               31,130,973
         Diluted (1)                      32,652,178               31,426,681

                                           TWELVE MONTHS ENDED DECEMBER 31,
                                                   2000 (4)         1999  (3)
    Revenue:
       Vehicle rental                           $2,613,476        $2,500,746
       Vehicle management services:
              Vehicle leasing                    1,389,312           692,935
              Other fee based revenue              240,896           139,046
                                                 4,243,684         3,332,727
    Costs and expenses:
       Direct operating, net                       965,826           957,270
       Vehicle depreciation and lease
        charges, net                             1,695,193         1,174,509
       Interest                                    478,611           316,232
       Selling, general and
        administrative                             692,939           582,056
                                                 3,832,569         3,030,067

    EBITDA (5)                                     411,115           302,660

    Interest - acquisition debt                    105,872            71,961
    Amortization of cost in excess of net
     assets acquired                                42,086            30,182
    Non-vehicle depreciation and
     amortization                                   47,279            34,600
    Income before provision for income
     taxes                                         215,878           165,917
    Provision for income taxes                      95,202            73,332
    Net income                                     120,676            92,585
    Preferred stock dividends                       18,906             9,110
    Earnings applicable to common
     stockholders                                 $101,770           $83,475

    Earnings Per Share:
         Basic                                       $3.27             $2.66
         Diluted (1)                                 $3.19             $2.61

    Cash earnings per share (2)                      $4.46             $3.51


    Weighted average shares outstanding:
         Basic                                  31,154,448        31,330,536
         Diluted (1)                            31,870,001        31,985,569

     (1)  Includes dilutive effect of the assumed exercise of stock options.

     (2)  Cash  earnings  per  share  equals   earnings   applicable  to  common
          stockholders plus amortization of cost in excess of net assets acquired (net of income tax benefit) divided by the weighted average diluted shares outstanding.

     (3) Includes the operations of PHH North America, PHH Europe and Wright Express from July 1, 1999 (Date of Acquisition).

     (4) In August 2000, the Company completed its joint venture agreement with BNP Paribas and began accounting for its remaining 20% investment in PHH Europe on the equity method. In addition, the Company repaid $1.0 billion of acquisition debt.

     (5) Represents earnings before income taxes, non-vehicle depreciation and amortization, amortization of cost in excess of net assets acquired and acquisition interest.

                           SELECTED BALANCE SHEET DATA
                                 (In Thousands)

                                                           December 31,
                                                        2000           1999

    Vehicles, net                                 $6,972,310     $6,501,371
    Total assets                                $ 10,391,755   $ 11,078,258
    Vehicle related debt and
     preferred membership interest                $7,121,545     $6,969,805
    Acquisition debt                                $500,000     $1,500,000
    Preferred stock                                 $389,686       $371,000
    Common stockholders' equity                     $755,114       $661,684
    Acquisition debt and preferred stock to
    common stockholders' equity                         1.2X           2.8X